UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 19, 2013, Granite Falls Energy, LLC (the “Company”) finalized Amendment No. 3 (the "Amendment") to its Ethanol Marketing Agreement (the "Marketing Agreement") with Eco-Energy, LLC ("Eco-Energy"). The Amendment, which is dated September 17, 2013, provides for an extension of the term of the Marketing Agreement through December 31, 2016, with automatic renewals for additional consecutive terms of three years unless either party provides written notice to the other at least three months prior to the end of the term or the renewal term. Under the Marketing Agreement, as amended by the Amendment, Eco-Energy will continue to purchase the entire ethanol output of the Company's Granite Falls, Minnesota ethanol production plant. The Amendment also provides for certain negotiated changes to the marketing fees payable to Eco-Energy and payment terms under the Marketing Agreement, effective as of November 1, 2013, as well as changes to the product transportation services to be provided by Eco-Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: September 25, 2013	/s/ Steve Christensen
Steve Christensen, Chief Executive Officer